Exhibit 99

Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Strong Third Quarter Results

–	Net Income and Earnings Per Diluted Common Share (EPS) Up

–	Funds from Operations (FFO) and Adjusted FFO Up 36.4 Percent and 21.7 Percent, respectively

–	Comparable Center Net Operating Income (NOI), Excluding Lease Cancellation Income, Up 9.2 Percent for the Quarter, Up 5.8 percent Year-to-Date

–	Mall Tenant Sales Per Square Foot Up 5.8 Percent for the Quarter; Ninth Consecutive Quarter of Positive Sales Growth

–	2018 Earnings Guidance Increased

BLOOMFIELD HILLS, Mich., Oct. 29, 2018 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2018.

	September 30, 2018 Three Months Ended (1)	September 30, 2017 Three Months Ended (2)	September 30, 2018 Nine Months Ended (1)	September 30, 2017 Nine Months Ended (2)
Net income attributable to common shareowners, diluted (in thousands) Growth rate	$21,007 380.7%	$4,370	$54,950 56.6%	$35,090
Net income attributable to common shareowners (EPS) per diluted common share Growth rate	$0.34 385.7%	$0.07	$0.90 55.2%	$0.58
Funds from Operations (FFO) per diluted common share Growth rate	$1.05 36.4%	$0.77	$2.85 14.5%	$2.49
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$1.01 21.7%	$0.83	$2.92 9.4%	$2.67
(1) Primary exclusions to Adjusted FFO for the three and nine month periods ended September 30, 2018 were costs associated with shareowner activism and the fluctuation in the fair value of the Simon Property Group (SPG) common shares investment (due to the adoption of new accounting related to investments in securities this year).
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(2) Primary exclusions to Adjusted FFO for the three and nine month periods ended September 30, 2017 were a restructuring charge and costs associated with shareowner activism.

“We had a solid quarter. Our results benefitted from higher average rent per square foot, lower expenses, greater lease cancellation income, and some timing items,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “This quarterly outperformance prompted us to modestly raise our guidance for the year.”

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Operating Statistics

Comparable center NOI, excluding lease cancellation income, was up 9.2 percent in the quarter, bringing year-to-date growth to 5.8 percent. Including lease cancellation income, comparable center NOI was up 10.3 percent in the quarter, bringing year-to-date growth to 7 percent.

“Our newest comp centers - International Market Place in Hawaii, CityOn.Xi’an in China, and Starfield Hanam in South Korea - continue to produce very impressive growth. This quarter, they contributed more than half of our comp center NOI growth,” said Mr. Taubman.

“We expected a solid third quarter, but with the outperformance of our newest comp centers and the improving retail environment in the U.S., we were able to produce NOI growth of more than 9 percent, our best quarterly growth rate in more than six years. As a result, we are increasing our annual comp center NOI guidance for the second consecutive quarter,” said Simon J. Leopold, executive vice president and chief financial officer.

Total portfolio NOI was up 13.1 percent in the quarter. Year-to-date, total portfolio NOI was up 7.6 percent.

Comparable center tenant sales per square foot increased 5.8 percent from the third quarter of 2017. This brings the company's 12-month trailing sales per square foot to $800, an increase of 6.4 percent over the 12-months ended September 30, 2017. Year-to-date, tenant sales per square foot were up 8 percent.

Tenant sales per square foot in the company’s U.S. comparable centers were up 5 percent in the quarter, bringing 12-month trailing U.S. sales per square foot to a record high of $848, an increase of 5.9 percent over the 12-months ended September 30, 2017. Year-to-date, U.S. sales per square foot were up 7.1 percent.

“We continue to be encouraged by what appears to be a broad based recovery in the U.S. retail environment,” said Mr. Taubman.

Average rent per square foot for the quarter was $57.06, up 4.8 percent from $54.47 in the comparable period last year. Year-to-date, average rent per square foot was $57.49, up 4 percent.

Average rent per square foot in the company’s U.S. comparable centers was $61.63, up 3.6 percent from $59.49 in the comparable period last year. Year-to-date, average rent per square foot was $61.76, up 2.5 percent.

Trailing 12-month releasing spread per square foot for the period ended September 30, 2018 was 3.7 percent. The spread continues to be impacted by a small number of spaces that have an average lease term of less than two years. Without these leases, the spread was 8.2 percent.

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Ending occupancy in comparable centers was 92.9 percent on September 30, 2018, down 1.4 percent from September 30, 2017, but up 0.7 percent from June 30, 2018. The company continues to expect occupancy to be around 95 percent at year-end.

Leased space in comparable centers was 95.6 percent on September 30, 2018, down 1 percent from September 30, 2017, but up 0.7 percent from June 30, 2018.

Financing Activity

In August, the company completed a refinancing of the loan on International Market Place (Waikîkî, Honolulu, Hawaii), a 93.5 percent owned joint venture. The new $250 million loan has a 3-year term with two 1-year extension options, and bears interest at a rate of LIBOR plus 2.15 percent.

In October, the company entered into forward starting swap agreements to reduce its exposure to interest rate fluctuations. The swaps will fix the LIBOR rate on the company’s $250 million term loan to a rate of 3.02 percent beginning March 1, 2019 through its maturity date, resulting in an effective rate of 4.27 to 4.92 percent. Currently, the LIBOR rate on the company’s $250 million term loan is swapped to 1.64 percent through February 2019.

2018 Guidance

The company is raising its EPS, NOI, FFO, and Adjusted FFO guidance ranges for 2018.

EPS is now expected to be in the range of $1.17 to $1.27 per diluted common share, up from the previous range of $1.11 to $1.26.

Comparable center NOI growth is now expected to be 3.5 to 4.5 percent for the year, up from the previous range of 3 to 4 percent. This range assumes fourth quarter comparable center NOI will essentially be flat compared to last year, primarily due to tougher comparable results in the U.S. and timing in Asia, where two holidays shifted from the fourth quarter last year to the third quarter this year.

FFO, which includes $0.07 per diluted common share of year-to-date adjustments, is now expected to be in the range of $3.69 to $3.77 per diluted common share, up from the previous range of $3.63 to $3.73.

Adjusted FFO, which excludes the $0.07 per diluted common share of year-to-date adjustments, is now expected to be in the range of $3.76 to $3.84 per diluted common share, up from the previous range of $3.74 to $3.84.

The company’s guidance does not assume any future costs related to shareowner activism or fluctuation in the fair value of the SPG common shares owned.

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“Our guidance range suggests that Adjusted FFO per share will be between $0.84 and $0.92 in the fourth quarter, compared to $1.03 in the fourth quarter of 2017,” said Mr. Leopold. “The primary drivers are expected to be higher interest expense, lower lease cancellation income, and one-time promotional expenses related to Beverly Center’s Grand Reveal. The combined impact of these items is expected to be $0.15 to $0.17 per share.”

Select 2019 Guidance Measures

The company is introducing certain guidance measures for 2019. Consolidated and unconsolidated interest expense, at 100 percent, is expected to be $297 to $303 million, up from $265 to $268 million in 2018. At beneficial share, consolidated and unconsolidated interest expense is expected to be $221 to $227 million, up from $189 to $192 million in 2018. The significant increase in interest expense is due to a combination of higher interest rates, less capitalized interest, and greater borrowings.

Also, the company expects that the adoption of the new lease accounting standard (ASU No. 2016-02, “Leases”) will result in additional operating expense of $5 to $7 million in 2019.

Supplemental Investor Information Available

Additional investor information is available at www.taubman.com/Investors, including:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending and Certain Balance Sheet Information

•	Owned Centers

•	Redevelopments & New Developments

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Operating Statistics Glossary

Investor Conference Call

Taubman will host a conference call at 10:00 a.m. EDT on Tuesday, October 30 to discuss these results, business conditions and the company’s outlook for the remainder of 2018. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

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About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:

Ryan Hurren, Taubman, Director, Investor Relations, 248-258-7232
rhurren@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended September 30, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Minimum rents	87,306	87,505	84,487	83,337
Overage rents	3,263	7,086	3,600	6,358
Expense recoveries	52,096	44,587	51,960	48,481
Management, leasing, and development services	860		1,147
Other	15,595	7,796	12,028	8,230
Total revenues	159,120	146,974	153,222	146,406

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	38,149	41,375	42,351	50,459
Other operating	19,253	5,508	23,939	6,863
Management, leasing, and development services	476		524
General and administrative	8,530		9,482
Restructuring charge			1,751
Costs associated with shareowner activism	1,500		3,500
Interest expense	33,396	33,199	27,782	32,108
Depreciation and amortization	46,307	33,544	45,805	32,609
Total expenses	147,611	113,626	155,134	122,039

Nonoperating income, net (3)	8,700	563	2,494	340
	20,209	33,911	582	24,707
Income tax benefit (expense)	996	(2,210)	(54)	(336)
		31,701		24,371
Equity in income of Unconsolidated Joint Ventures	16,910		13,723
Net income	38,115		14,251
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,564)		(1,230)
Noncontrolling share of income of TRG	(9,192)		(2,298)
Distributions to participating securities of TRG	(599)		(576)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareowners	20,976		4,363

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	99,912	100,654	74,169	89,424
EBITDA - outside partners' share	(6,510)	(48,438)	(6,178)	(42,361)
Beneficial interest in EBITDA	93,402	52,216	67,991	47,063
Beneficial interest expense	(30,412)	(17,093)	(24,816)	(16,574)
Beneficial income tax benefit (expense) - TRG and TCO	1,047	(1,023)	(41)	(120)
Beneficial income tax benefit - TCO	(113)		(389)
Non-real estate depreciation	(1,138)		(933)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	57,002	34,100	36,028	30,369

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	727	445	(50)	941
Country Club Plaza purchase accounting adjustments - minimum rents increase (decrease) at TRG%		22		(59)
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	30		48

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the three months ended September 30, 2018, a gain of $5.0 million was recognized for the fluctuation in the fair value of the SPG common shares investment. In connection with the adoption of Accounting Standards Update (ASU) No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Nine Months Ended September 30, 2018 and 2017
(in thousands of dollars)
	2018		2017
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	261,711	267,280	255,577	251,819
Overage rents	7,453	18,756	7,354	16,635
Expense recoveries	154,177	133,983	154,385	137,921
Management, leasing, and development services	2,480		3,439
Other	47,560	26,034	36,226	22,844
Total revenues	473,381	446,053	456,981	429,219

EXPENSES (2):
Maintenance, taxes, utilities, and promotion	113,871	125,510	121,581	130,435
Other operating	64,153	20,619	65,356	20,390
Management, leasing, and development services	1,186		1,698
General and administrative	25,545		29,649
Restructuring charge	(423)		4,063
Costs associated with shareowner activism	10,000		12,000
Interest expense	97,242	99,316	80,074	97,198
Depreciation and amortization	124,325	100,962	122,958	97,263
Total expenses	435,899	346,407	437,379	345,286

Nonoperating income, net (3)	13,858	1,491	8,347	2,551
	51,340	101,137	27,949	86,484
Income tax benefit (expense)	784	(5,474)	(375)	(4,499)
		95,663		81,985
Gain on disposition, net of tax (4)				3,713
		95,663		85,698
Equity in income of Unconsolidated Joint Ventures	50,680		47,099
Net income	102,804		74,673
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(4,388)		(4,279)
Noncontrolling share of income of TRG	(24,393)		(16,302)
Distributions to participating securities of TRG	(1,797)		(1,723)
Preferred stock dividends	(17,353)		(17,353)
Net income attributable to Taubman Centers, Inc. common shareowners	54,873		35,016

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	272,907	301,415	230,981	285,389
EBITDA - outside partners' share	(19,025)	(145,671)	(18,880)	(135,265)
Beneficial interest in EBITDA	253,882	155,744	212,101	150,124
Beneficial share of gain on disposition (4)				(2,814)
Beneficial interest expense	(88,219)	(51,107)	(71,136)	(50,204)
Beneficial income tax benefit (expense) - TRG and TCO	918	(2,387)	(288)	(2,271)
Beneficial income tax benefit - TCO	(110)		(287)
Non-real estate depreciation	(3,402)		(2,367)
Preferred dividends and distributions	(17,353)		(17,353)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	145,716	102,250	120,670	94,835

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries, and ground rent expense at TRG%	2,082	1,597	303	2,360
Country Club Plaza purchase accounting adjustments - minimum rents increase (decrease) at TRG%		1,409		(5)
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	88		130

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest.

(2) Certain expenses of Starfield Hanam, which were previously classified in "Other operating" expense, are now included in "Maintenance, taxes, utilities and promotion" expense. Amounts for 2017 have been reclassified to conform to the 2018 classification.

(3) During the nine months ended September 30, 2018, a gain of $4.1 million was recognized for the fluctuation in the fair value of the SPG common shares investment. In connection with the adoption of ASU No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.

(4) During the nine months ended September 30, 2017, the joint venture that owns the Valencia Place office tower at Country Club Plaza recognized a $4.4 million gain ($2.8 million at TRG's share) and $0.7 million of income tax expense ($0.7 million at TRG's share) in connection with the sale of the office tower.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of the Operating Partnership's consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from “comparable center” statistics as a result of Hurricane Maria and the expectation that the center’s performance will be impacted for the foreseeable future.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment writedowns of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and nine months ended September 30, 2018, FFO and EBITDA were adjusted to exclude costs incurred associated with shareowner activism and the fluctuation in the fair value of the SPG common shares investment. For the nine months ended September 30, 2018, FFO was also adjusted for a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of the Company's $475 million unsecured term loan and a reduction of a previously expensed restructuring charge. For the three and nine months ended September 30, 2017, FFO and EBITDA were adjusted to exclude a restructuring charge and costs incurred associated with shareowner activism. For the nine months ended September 30, 2017, FFO was also adjusted for a charge recognized in connection with the partial write-off of deferred financing costs related to an amendment of the Company's primary unsecured revolving line of credit in February 2017. For the nine months ended September 30, 2017, EBITDA was also adjusted to exclude a gain recognized in connection with the sale of the Valencia Place office tower at Country Club Plaza.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

The Company provides its beneficial interest in certain financial information of its Unconsolidated Joint Ventures. This beneficial information is derived as the Company’s ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving the Company’s beneficial interest in this manner may not accurately depict the legal and economic implications of holding a non-controlling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended September 30, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	20,976	61,001,357	0.34	4,363	60,710,184	0.07
Add impact of share-based compensation	31	294,710		7	288,967
Net income attributable to TCO common shareowners - diluted	21,007	61,296,067	0.34	4,370	60,999,151	0.07
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Less TCO's additional income tax benefit	(113)		(0.00)	(389)		(0.01)
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax benefit	22,511	61,296,067	0.37	5,598	60,999,151	0.09
Add noncontrolling share of income of TRG	9,192	24,943,960		2,298	24,957,233
Add distributions to participating securities of TRG	599	871,262		576	871,262
Net income attributable to partnership unitholders and participating securities of TRG	32,302	87,111,289	0.37	8,472	86,827,646	0.09
Add (less) depreciation and amortization:
Consolidated businesses at 100%	46,307		0.53	45,805		0.53
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,911)		(0.02)	(1,969)		(0.02)
Share of Unconsolidated Joint Ventures	17,190		0.20	16,646		0.19
Non-real estate depreciation	(1,138)		(0.01)	(933)		(0.01)
Less impact of share-based compensation	(31)		(0.00)	(7)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	91,102	87,111,289	1.05	66,397	86,827,646	0.76
TCO's average ownership percentage of TRG - basic (1)	71.0%			70.9%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax benefit (1)	64,661		1.05	47,054		0.76
Add TCO's additional income tax benefit	113		0.00	389		0.00
Funds from Operations attributable to TCO's common shareowners (1)	64,774		1.05	47,443		0.77

Funds from Operations attributable to partnership unitholders and participating securities of TRG	91,102	87,111,289	1.05	66,397	86,827,646	0.76
Restructuring charge				1,751		0.02
Costs associated with shareowner activism	1,500		0.02	3,500		0.04
Fluctuation in fair value of SPG common shares investment	(4,987)		(0.06)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	87,615	87,111,289	1.01	71,648	86,827,646	0.83
TCO's average ownership percentage of TRG - basic (2)	71.0%			70.9%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	62,186		1.01	50,775		0.83

(1) For the three months ended September 30, 2018, Funds from Operations attributable to TCO's common shareowners was $63,909 using TCO's diluted average ownership percentage of TRG of 70.0%. For the three months ended September 30, 2017, Funds from Operations attributable to TCO's common shareowners was $46,815 using TCO's diluted average ownership percentage of TRG of 69.9%.

(2) For the three months ended September 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $61,354 using TCO's diluted average ownership percentage of TRG of 70.0%. For the three months ended September 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $50,097 using TCO's diluted average ownership percentage of TRG of 69.9%.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2018 and 2017
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2018			2017
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	54,873	60,970,572	0.90	35,016	60,654,026	0.58
Add impact of share-based compensation	77	274,729		74	364,829
Net income attributable to TCO common shareowners - diluted	54,950	61,245,301	0.90	35,090	61,018,855	0.58
Add depreciation of TCO's additional basis	4,851		0.08	4,851		0.08
Less TCO's additional income tax benefit	(110)		(0.00)	(287)		(0.00)
Net income attributable to TCO common shareowners, excluding step-up depreciation and additional income tax benefit	59,691	61,245,301	0.97	39,654	61,018,855	0.65
Add noncontrolling share of income of TRG	24,393	24,950,161		16,302	24,968,434
Add distributions to participating securities of TRG	1,797	871,262		1,723	871,262
Net income attributable to partnership unitholders and participating securities of TRG	85,881	87,066,724	0.98	57,679	86,858,551	0.66
Add (less) depreciation and amortization:
Consolidated businesses at 100%	124,325		1.43	122,958		1.42
Depreciation of TCO's additional basis	(4,851)		(0.06)	(4,851)		(0.06)
Noncontrolling partners in consolidated joint ventures	(5,480)		(0.06)	(5,576)		(0.06)
Share of Unconsolidated Joint Ventures	51,570		0.59	49,819		0.57
Non-real estate depreciation	(3,402)		(0.04)	(2,367)		(0.03)
Less beneficial gain on disposition, net of tax				(2,083)		(0.02)
Less impact of share-based compensation	(77)		(0.00)	(74)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	247,966	87,066,724	2.85	215,505	86,858,551	2.48
TCO's average ownership percentage of TRG - basic (1)	71.0%			70.8%
Funds from Operations attributable to TCO's common shareowners, excluding additional income tax benefit (1)	175,960		2.85	152,659		2.48
Add TCO's additional income tax benefit	110		0.00	287		0.00
Funds from Operations attributable to TCO's common shareowners (1)	176,072		2.85	152,946		2.49

Funds from Operations attributable to partnership unitholders and participating securities of TRG	247,966	87,066,724	2.85	215,505	86,858,551	2.48
Restructuring charge	(423)		(0.00)	4,063		0.05
Costs associated with shareowner activism	10,000		0.11	12,000		0.14
Fluctuation in fair value of SPG common shares investment	(4,073)		(0.05)
Partial write-off of deferred financing costs	382		0.00	413		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	253,852	87,066,724	2.92	231,981	86,858,551	2.67
TCO's average ownership percentage of TRG - basic (2)	71.0%			70.8%
Adjusted Funds from Operations attributable to TCO's common shareowners (2)	180,135		2.92	164,330		2.67

(1) For the nine months ended September 30, 2018, Funds from Operations attributable to TCO's common shareowners was $173,756 using TCO's diluted average ownership percentage of TRG of 70.0%. For the nine months ended September 30, 2017, Funds from Operations attributable to TCO's common shareowners was $150,769 using TCO's diluted average ownership percentage of TRG of 69.8%.

(2) For the nine months ended September 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareowners was $177,761 using TCO's diluted average ownership percentage of TRG of 70.0%. For the nine months ended September 30, 2017, Adjusted Funds from Operations attributable to TCO's common shareowners was $161,987 using TCO's diluted average ownership percentage of TRG of 69.8%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2018 and 2017
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2018	2017	2018	2017
Net income	38,115	14,251	102,804	74,673
Add (less) depreciation and amortization:
Consolidated businesses at 100%	46,307	45,805	124,325	122,958
Noncontrolling partners in consolidated joint ventures	(1,911)	(1,969)	(5,480)	(5,576)
Share of Unconsolidated Joint Ventures	17,190	16,646	51,570	49,819
Add (less) interest expense and income tax (benefit) expense:
Interest expense:
Consolidated businesses at 100%	33,396	27,782	97,242	80,074
Noncontrolling partners in consolidated joint ventures	(2,984)	(2,966)	(9,023)	(8,938)
Share of Unconsolidated Joint Ventures	17,093	16,574	51,107	50,204
Income tax (benefit) expense:
Consolidated businesses at 100%	(996)	54	(784)	375
Noncontrolling partners in consolidated joint ventures	(51)	(13)	(134)	(87)
Share of Unconsolidated Joint Ventures	1,023	120	2,387	2,271
Share of income tax expense on disposition				731
Less noncontrolling share of income of consolidated joint ventures	(1,564)	(1,230)	(4,388)	(4,279)
Beneficial interest in EBITDA	145,618	115,054	409,626	362,225
TCO's average ownership percentage of TRG - basic	71.0%	70.9%	71.0%	70.8%
Beneficial interest in EBITDA attributable to TCO	103,355	81,534	290,679	256,594

Beneficial interest in EBITDA	145,618	115,054	409,626	362,225
Add (less):
Restructuring charge		1,751	(423)	4,063
Costs associated with shareowner activism	1,500	3,500	10,000	12,000
Fluctuation in the fair value of SPG common shares investment	(4,987)		(4,073)
Beneficial share of gain on disposition				(2,814)
Adjusted Beneficial interest in EBITDA	142,131	120,305	415,130	375,474
TCO's average ownership percentage of TRG - basic	71.0%	70.9%	71.0%	70.8%
Adjusted Beneficial interest in EBITDA attributable to TCO	100,880	85,257	294,580	265,980

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended September 30, 2018, 2017, and 2016
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2018		2017		2017		2016
Net income	38,115		14,251		14,251		35,184
Add (less) depreciation and amortization:
Consolidated businesses at 100%	46,307		45,805		45,805		40,637
Noncontrolling partners in consolidated joint ventures	(1,911)		(1,969)		(1,969)		(1,332)
Share of Unconsolidated Joint Ventures	17,190		16,646		16,646		14,995
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	33,396		27,782		27,782		22,129
Noncontrolling partners in consolidated joint ventures	(2,984)		(2,966)		(2,966)		(2,868)
Share of Unconsolidated Joint Ventures	17,093		16,574		16,574		14,274
Income tax expense (benefit):
Consolidated businesses at 100%	(996)		54		54		(471)
Noncontrolling partners in consolidated joint ventures	(51)		(13)		(13)
Share of Unconsolidated Joint Ventures	1,023		120		120		315
Less noncontrolling share of income of consolidated joint ventures	(1,564)		(1,230)		(1,230)		(1,662)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,510		6,178		6,178		5,873
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	48,438		42,361		42,361		30,293
EBITDA at 100%	200,566		163,593		163,593		157,367
Add (less) items excluded from shopping center NOI:
General and administrative expenses	8,530		9,482		9,482		11,578
Management, leasing, and development services, net	(384)		(623)		(623)		(131)
Restructuring charge			1,751		1,751
Costs associated with shareowner activism	1,500		3,500		3,500
Straight-line of rents	(2,292)		(2,393)		(2,393)		(2,574)
Fluctuation in fair value of SPG common shares investment	(4,987)
Insurance recoveries - The Mall of San Juan	(96)
Gains on sales of peripheral land	(1,034)		(945)		(945)		(1,425)
Dividend income	(1,181)		(1,062)		(1,062)		(974)
Interest income	(1,966)		(772)		(772)		(1,907)
Other nonoperating (income) expense	1		(55)		(55)		331
Unallocated operating expenses and other	8,131		10,437		10,437		9,826
NOI at 100% - total portfolio	206,788		182,913		182,913		172,091
Less NOI of non-comparable centers	(17,661)	(1)	(11,376)	(1)	(34,776)	(2)	(21,993)	(3)
NOI at 100% - comparable centers	189,127		171,537		148,137		150,098
NOI - growth %	10.3%				-1.3%

NOI at 100% - comparable centers	189,127		171,537		148,137		150,098
Lease cancellation income	(3,041)		(1,202)		(1,204)		(649)
NOI at 100% - comparable centers excluding lease cancellation income	186,086		170,335		146,933		149,449
NOI at 100% excluding lease cancellation income - growth %	9.2%	(4)			-1.7%

(1)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(2)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(3)	Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.
(4)
The NOI of the Company’s centers in China and South Korea have been translated using their respective average exchange rates for the periods presented. Using constant currency exchange rates, the growth in NOI at 100%, excluding lease cancellation income, presented would have been 9.2% for the three months ended September 30, 2018.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Nine Months Ended September 30, 2018, 2017, and 2016
(in thousands of dollars)
	Year to Date				Year to Date
	2018		2017		2017		2016
Net income	102,804		74,673		74,673		137,257
Add (less) depreciation and amortization:
Consolidated businesses at 100%	124,325		122,958		122,958		100,099
Noncontrolling partners in consolidated joint ventures	(5,480)		(5,576)		(5,576)		(4,018)
Share of Unconsolidated Joint Ventures	51,570		49,819		49,819		35,999
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	97,242		80,074		80,074		61,845
Noncontrolling partners in consolidated joint ventures	(9,023)		(8,938)		(8,938)		(7,386)
Share of Unconsolidated Joint Ventures	51,107		50,204		50,204		39,009
Income tax expense (benefit):
Consolidated businesses at 100%	(784)		375		375		265
Noncontrolling partners in consolidated joint ventures	(134)		(87)		(87)
Share of Unconsolidated Joint Ventures	2,387		2,271		2,271		315
Share of income tax expense on disposition			731		731
Less noncontrolling share of income of consolidated joint ventures	(4,388)		(4,279)		(4,279)		(5,813)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	19,025		18,880		18,880		17,236
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	145,671		135,265		135,265		93,070
EBITDA at 100%	574,322		516,370		516,370		467,878
Add (less) items excluded from shopping center NOI:
General and administrative expenses	25,545		29,649		29,649		34,651
Management, leasing, and development services, net	(1,294)		(1,741)		(1,741)		(23,289)	(1)
Restructuring charge	(423)		4,063		4,063
Costs associated with shareowner activism	10,000		12,000		12,000
Straight-line of rents	(9,706)		(7,118)		(7,118)		(5,712)
Fluctuation in fair value of SPG common shares investment	(4,073)
Insurance recoveries - The Mall of San Juan	(1,126)
Gain on disposition			(4,445)		(4,445)
Gains on sales of peripheral land	(1,034)		(2,613)		(2,613)		(1,828)
Dividend income	(3,482)		(3,128)		(3,128)		(2,862)
Interest income	(5,610)		(5,049)		(5,049)		(4,179)
Other nonoperating income	(24)		(108)		(108)		(358)
Unallocated operating expenses and other	24,654		26,813		26,813		32,002
NOI at 100% - total portfolio	607,749		564,693		564,693		496,303
Less NOI of non-comparable centers	(44,263)	(2)	(38,101)	(2)	(110,281)	(3)	(52,245)	(4)
NOI at 100% - comparable centers	563,486		526,592		454,412		444,058
NOI - growth %	7.0%				2.3%

NOI at 100% - comparable centers	563,486		526,592		454,412		444,058
Lease cancellation income	(16,785)		(9,948)		(9,970)		(2,875)
NOI at 100% - comparable centers excluding lease cancellation income	546,701		516,644		444,442		441,183
NOI at 100% excluding lease cancellation income - growth %	5.8%	(5)			0.7%

(1)
Amount includes the lump sum payment of $21.7 million received in May 2016 in connection with the termination of the Company's third party leasing agreement for Crystals due to a change in ownership of the center.

(2)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Xi'an, CityOn.Zhengzhou, Country Club Plaza, International Market Place, The Mall of San Juan, and Starfield Hanam.
(4)	Includes Beverly Center, CityOn.Xi'an, Country Club Plaza, International Market Place, The Mall of San Juan, and certain post-closing adjustments relating to the portfolio of centers sold to Starwood.
(5)
The NOI of the Company’s centers in China and South Korea have been translated using their respective average exchange rates for the periods presented. Using constant currency exchange rates, the growth in NOI at 100%, excluding lease cancellation income, presented would have been 5.2% for the nine months ended September 30, 2018.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - 2018 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2018

Adjusted Funds from Operations per common share	3.76	3.84
Costs associated with shareowner activism (1)	(0.11)	(0.11)
Fluctuations in fair value of SPG common shares investment (1)	0.05	0.05
Funds from Operations per common share	3.69	3.77
Real estate depreciation - TRG	(2.37)	(2.35)
Distributions to participating securities of TRG	(0.03)	(0.03)
Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)
Net income attributable to common shareowners, per common share (EPS)	1.17	1.27

(1)
Amount represents actual amounts recognized through the third quarter of 2018. Amount does not include future assumptions of amounts to be incurred during 2018. In connection with the adoption of ASU No. 2016-01 on January 1, 2018, the Company now measures its investment in SPG common shares at fair value with changes in value recorded through net income.